                                                                   Exhibit 10.23

                             INCENTIVE STOCK OPTION

                                Non-transferable

                                    GRANT TO

                          -----------------------------
                                  ("Optionee")

 the right to purchase from Adams Respiratory Therapeutics, Inc. (the "Company")

                                   -----------

  shares of its common stock, $0.01 par value, at the price of $_____ per share pursuant to and subject to the provisions of the Adams Respiratory Therapeutics, Inc. 2005 Incentive Plan (the "Plan") and to the terms and conditions set forth on the following page.

Unless vesting is accelerated in accordance with the Plan or in the discretion of the Committee, the Options shall vest (become exercisable) in accordance with the following schedule:


Continuous Status as a Participant
         after Grant Date                    Percent of Option Shares Vested
         ----------------                    -------------------------------



      IN WITNESS WHEREOF, Adams Respiratory Therapeutics, Inc., acting by and through its duly authorized officers, has caused this Certificate to be executed as of the Grant Date.


                            ADAMS RESPIRATORY THERAPEUTICS, INC.


                            By:
                               -------------------------------------------------
                            Its:  Authorized Officer

                            Grant Date:
                                       -----------------------------------------

                            Accepted by Optionee:
                                                 -------------------------------


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TERMS AND CONDITIONS

      1. Grant of Options. The Adams Respiratory Therapeutics, Inc. (the "Company") hereby grants to the Optionee named on page 1 hereof, under the Adams Respiratory Therapeutics, Inc. 2005 Incentive Plan (the "Plan"), stock options to purchase from the Company (the "Options"), on the terms and on conditions set forth in this certificate (this "Certificate"), the number of shares indicated on page 1 of the Company's $0.01 par value common stock, at the exercise price per share set forth on page 1. Capitalized terms used herein and not otherwise defined shall have the meanings assigned to such terms in the Plan.

      2. Vesting of Options. The Option shall vest (become exercisable) in accordance with the schedule shown on Page 1 of this Agreement. Notwithstanding the foregoing vesting schedule, upon a Change in Control, all Options shall become fully vested and exercisable if (i) the Options are not assumed by the surviving company or equitably converted or substituted, or (ii) the Options are assumed by the surviving company or otherwise equitably converted or substituted in connection with a change in control, and the Optionee's employment is terminated without Cause or, in some cases, if the Optionee resigns for Good Reason, within two years after the Change in Control.

      3. Term of Options and Limitations on Right to Exercise. The term of the Options will be for a period of ten years, expiring at 5:00 p.m., Eastern Time, on the tenth anniversary of the Grant Date (the "Expiration Date"). To the extent not previously exercised, the Options will lapse prior to the Expiration Date upon the earliest to occur of the following circumstances:

            (a) Three months after the termination of Optionee's Continuous Status as a Participant for any reason other than by reason of Optionee's death or Disability.

            (b) Twelve months after the date of the termination of Optionee's Continuous Status as a Participant by reason of Disability.

            (c) Twelve months after the date of Optionee's death, if Optionee dies while employed, or during the three-month period described in subsection
(a) above or during the twelve-month period described in subsection (b) above and before the Options otherwise lapse. Upon Optionee's death, the Options may be exercised by Optionee's beneficiary designated pursuant to the Plan.

The Committee may, prior to the lapse of the Options under the circumstances described in sections (a), (b) or (c) above, extend the time to exercise the Options as determined by the Committee in writing, but if the Options are so extended, then to the extent that they are exercised more than three months after the termination of Optionee's employment other than by death or Disability, or more than one year after Optionee's Disability, the Options will automatically become Nonstatutory Stock Options. If Optionee returns to employment with the Company during the designated post-termination exercise period, then Optionee shall be restored to the status Optionee held prior to such termination but no vesting credit will be earned for any period Optionee was not in Continuous Status as a Participant. If Optionee or his or her beneficiary exercises an Option after termination of service, the Options may be exercised only with respect to the Shares that were otherwise vested on Optionee's termination of service, including Options vested by acceleration under section 2.

      4. Exercise of Option. The Options shall be exercised by a written notice by (a) written notice directed to the Secretary of the Company or his or her designee at the address and in the form specified by the Secretary from time to time, and (b) payment to the Company in full for the Shares subject to such exercise (unless the exercise is a broker-assisted cashless exercise, as described below). If the person exercising an Option is not Optionee, such person shall also deliver with the notice of exercise appropriate proof of his or her right to exercise the Options. Payment for such Shares shall be in (a) cash, (b) Shares previously acquired by the purchaser, which have been held by the purchaser for such period of time, if any, as necessary to avoid the recognition of an expense under generally accepted accounting principles as a result of the exercise of the Options, or (c) any combination thereof, for the number of Shares specified in such written notice. The value of surrendered Shares for this purpose shall be the Fair Market Value on the exercise date. To the extent permitted under Regulation T of the Federal Reserve Board, and subject to applicable securities laws and any limitations as may be applied from time to time by the Committee (which need not be uniform), the Options may be exercised through a broker in a so-called "cashless exercise" whereby the broker sells the Option Shares on behalf of Optionee and delivers cash sales proceeds to the Company in payment of the exercise price. In such case, the date of exercise shall be deemed to be the date on which notice of exercise is received by the Company and the exercise price shall be delivered to the Company by the settlement date

      5. Notification of Disposition. Optionee agrees to notify the Company in writing within 30 days of any disposition of Shares acquired by Optionee pursuant to the exercise of the Options, if such disposition occurs within two years of the Grant Date, or one year of the date of exercise, of the Options. The Company has the authority and the right to deduct or withhold, or require Optionee to remit to the Company, an amount sufficient to satisfy federal, state, and local taxes required by law to be withheld with respect to any disposition of Shares prior to the expiration of two years of the Grant Date, or one year of the date of exercise, of the Options.

      6. Beneficiary Designation. Optionee may, in the manner determined by the Committee, designate a beneficiary to exercise the rights of Optionee hereunder and to receive any distribution with respect to the Options upon Optionee's death. A beneficiary, legal guardian, legal representative, or other person claiming any rights hereunder is subject to all terms and conditions of this Certificate and the Plan and to any additional restrictions deemed necessary or appropriate by the Committee. If no beneficiary has been designated or survives Optionee, the Options may be exercised by the legal representative of Optionee's estate, and payment shall be made to Optionee's estate. Subject to the foregoing, a beneficiary designation may be changed or revoked by Optionee at any time provided the change or revocation is filed with the Company.

      7. Limitation of Rights. The Options do not confer to Optionee or Optionee's beneficiary designated pursuant to section 6 any rights of a shareholder of the Company unless and until Shares are in fact issued to such person in connection with the exercise of the Options. Nothing in this Certificate shall interfere with or limit in any way the right of the Company or any Affiliate to terminate Optionee's service at any time, nor confer upon Optionee any right to continue in the service of the Company or any Affiliate.

      8. Restrictions on Transfer and Pledge. No right or interest of Optionee in the Options may be pledged, encumbered, or hypothecated to or in favor of any party other than the Company or an Affiliate, or shall be subject to any lien, obligation, or liability of Optionee to any other party other than the Company or an Affiliate. The Options are not assignable or transferable by Optionee other than by will or the laws of descent and distribution. The Options may be exercised during the lifetime of Optionee only by Optionee.

      9. Interpretation. It is the intent of the parties hereto that the Options qualify for incentive stock option treatment pursuant to, and to the extent permitted by, Section 422 of the Code. All provisions hereof are intended to have, and shall be construed to have, such meanings as are set forth in applicable provisions of the Code and Treasury Regulations to allow the Options to so qualify. To the extent that such any portion of the Options fail to qualify for incentive stock option treatment pursuant to Section 422 of the Code, such nonqualifying portion of the Options shall be Nonstatutory Stock Options, governed under Section 83 of the Code.

      10. Plan Controls. The terms contained in the Plan are incorporated into and made a part of this Certificate and this Certificate shall be governed by and construed in accordance with the Plan. In the event of any actual or alleged conflict between the provisions of the Plan and the provisions of this Certificate, the provisions of the Plan shall be controlling and determinative.

      11. Successors. This Certificate shall be binding upon any successor of the Company, in accordance with the terms of this Certificate and the Plan.

      12. Severability. If any one or more of the provisions contained in this Certificate is invalid, illegal or unenforceable, the other provisions of this Certificate will be construed and enforced as if the invalid, illegal or unenforceable provision had never been included.

      13. Notice. Notices and communications under this Agreement must be in writing and either personally delivered or sent by registered or certified United States mail, return receipt requested, postage prepaid. Notices to the Company must be addressed to:

            Adams Respiratory Therapeutics, Inc.
            425 Main Street
            Chester, New Jersey 07930
            Attn: Secretary

or any other address designated by the Company in a written notice to Optionee. Notices to Optionee will be directed to the address of Optionee then currently on file with the Company, or at any other address given by Optionee in a written notice to the Company.